Exhibit 99.1:  Press Release
                                                      Contact:  Robert A. Lerman
                                                                    860-683-2005
NEWS RELEASE                                                        OTCBB:  TDYN
                                                                   April 4, 2005
                THERMODYNETICS Establishes April 15, 2005 for the
                     Previously Approved Reverse Stock Split

Windsor, CT - Monday, April 4, 2005 - Thermodynetics, Inc. (TDYN:OTCBB)

Thermodynetics' Board of Directors has set April 15, 2005 as the record date for the one-for-five (1:5) reverse stock split and the split is effective as of 9:30a.m. on Monday April 18, 2005. The Company's transfer agent, Continental Stock Transfer and Trust Company, will forward information and instructions to shareholders in order to replace currently existing certificates with new certificates reflecting the new number of shares. After the stock split, there will be approximately 3,960,000 shares issued and outstanding, the exact number is currently indeterminate as the effect of the stock split will result in the rounding up of any fractional shares.

The purpose of this reverse stock split is to generally make the common stock more attractive to investors and to create greater marketability of the Common Stock. The Board of Directors believes that the reverse split will result in a higher stock price which may help generate investor interest in the Company and help the Company attract and retain employees and other service providers.

FORWARD LOOKING STATEMENTS
--------------------------

         This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served.

         When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.

         Thermodynetics, Inc. through its Turbotec Products subsidiary is a world leader in enhanced heat transfer technology and through Vulcan Industries is a qualified supplier of fabricated tubing to the automotive and other industries. Turbotec's enhanced surface tubing produced at Turbotec provides higher energy efficiencies for applications in the biomedical, aerospace, automotive, boiler, marine, food and beverage and residential/commercial heating and cooling industries. Vulcan's state of the art bending, sizing, cutting and shaping capabilities make it a preferred supplier to Tier 1 automotive suppliers. The Company's tubing products support a wide array of automotive component and heat transfer needs, including surface-enhanced tubing, single and double wall coaxial condenser and evaporator coils and heat recovery systems.